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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


                                 August 28, 1998
               --------------------------------------------------
                Date of Report (date of earliest event reported)


                                   iMALL, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



             Nevada                     0-21201                 87-0553169
         ---------------            ----------------          ---------------
         (State or other            (Commission File          (IRS Employer
         jurisdiction of            Number)                   Identification
         Incorporation)                                       Number)



        233 Wilshire Boulevard, Suite 820, Santa Monica, California 90401
        -----------------------------------------------------------------
                    (Address of principal executive offices)



                                 (310) 309-4000
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)



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ITEM 5.  OTHER EVENTS

            Effective August 28, 1998, the Company discontinued the operations of its seminar and training division based in Provo, Utah. The Company is currently engaged in discussions for the sale of some or all of the assets associated with the division. As discussed in the Company's quarterly financial report for the period ended June 30, 1998, management believed that the low margin, highly competitive, and non-recurring nature of the revenue stream from the division made it incompatible with the Company's e-commerce focus. The division historically accounted for approximately 90% of the Company's revenues, including approximately $3 million of revenue for the quarter ended June 30, 1998. The division was not profitable.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 iMALL, INC.



                                 By /s/ Richard Rosenblatt
                                    --------------------------------------------
                                        Richard Rosenblatt, Chairman
                                        of the Board and Chief Executive Officer




Dated:  September 22, 1998




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